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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this tenth day of March, 1999, by and between PURCHASE PRO, INC., a Nevada corporation ("Corporation"), and JEFF NEPPL ("Executive").

     WHEREAS, the Corporation and the Executive desire that the term of this Agreement begin on April 1, 1999 ("Effective Date"); and

     WHEREAS, the Corporation desires to employ the Executive as its Executive Vice President of Sales and Executive is willing to accept such employment by the Corporation on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, Corporation and Executive (the "Parties") do hereby agree as follows:


1.  DEFINITIONS
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        1.1 Definitions. For the purposes of this Agreement the following terms
            -----------
shall have the following meanings:

        1.1.1 "Change in Control" shall mean the occurrence of a merger, consolidation, or share exchange entered into by the Corporation in which the Corporation is not the surviving entity (other than a merger the sole purpose of which is to amend the state in which the Corporation is incorporated) or sale of all or substantially all of the assets of the Corporation (each event a "Change in Control").

        1.1.2 "Termination For Cause" shall mean termination by the Corporation of the Executive's employment by reason of (i) the Executive's willful dishonesty towards, fraud upon, or deliberate or attempted injury to the Corporation, (ii) the Executive's willful material breach of this Agreement, continuing after written notice and ten (10) days to cure, or (iii) Executive's continued and material neglect of duties to the Corporation, continuing after written notice and thirty (30) days to cure.

        1.1.3  "Termination Other Than For Cause" shall mean:

        (a) termination by the Corporation of the Executive's employment by the Corporation other than in a Termination for Cause or a termination arising from the Employee's death or disability; or

        (b) constructive termination of the Executive's employment by reason of: (I) material breach of this Agreement by the Corporation continuing after written notice and ten (10) days to cure, (II) changes by the Corporation in the Executive's title, working conditions or duties such that the Executive's powers are diminished, reduced or otherwise changed to include powers, duties or working conditions which are not generally consistent with the title of Executive Vice President of Sales continuing after written notice and ten (10) days to cure, or (III) changes by the Corporation in the Executive's reporting relationship such that the

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Executive reports to an officer or employee other than the Corporation's president or chief executive officer, continuing after written notice and ten
(10) days to cure; provided that in each case such constructive termination shall be effective upon the expiration of the ten (10) day period commencing with the notice from the Executive to the Corporation of such constructive termination.

        1.1.4 "Voluntary Termination" shall mean termination by the Executive of the Executive's employment by the Corporation other than in a (i) constructive termination as described in Section 1.1.3(b) or (ii) termination by reason of the Executive's death or disability.

2.  DUTIES
    ------

        During the term of this Agreement (the "Term"), the Executive agrees to be employed by and to serve the Corporation as its Executive Vice President of Sales, and the Corporation agrees to employ and retain the Executive in such a capacity. In such capacity, the Executive shall render such managerial, administrative and other services as are customarily associated with or incident to such position and shall perform such other duties and responsibilities for the Corporation as the Corporation may reasonably require, consistent with such position. The Executive shall devote all of his business time, energy, and skill to the affairs of the Corporation. The Executive shall report to the Corporation's president or chief executive officer.


3.  TERM AND TERMINATION
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     3.1 Initial Term. The Term shall be for a period of three (3) years
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beginning with the Effective Date, unless terminated earlier pursuant to this
Agreement. At any time prior to the expiration hereof, the Corporation and the Executive may by mutual written agreement extend the Executive's employment under the terms of this Agreement for such additional periods as they may agree. Executive may terminate his employment hereunder and this Agreement at any time upon sixty (60) days' written notice to the Corporation. It is understood that the Executive shall devote all of his business time, energy, and skill to the affairs of the Corporation during such notice period.

        3.2 Termination For Cause. Termination For Cause may be effected by the
            ---------------------
Corporation by written notice to the Executive. Upon Termination For Cause, the Executive shall promptly be paid all accrued salary, bonus compensation to the extent earned, commissions, vested stock options, any benefits under any plans of the Corporation in which the Executive is a participant to the full extent of the Executive's rights under such plans, and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, but the Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation. Resignation without sixty (60) days' notice shall be treated as Termination for Cause. It is understood that the Executive shall devote a substantial portion of his business time, energy, and skill to the affairs of the Corporation during such notice period.

        3.3 Termination Other Than For Cause. Termination Other Than For Cause
            --------------------------------
may be effected by the Corporation by written notice to the Executive. Upon Termination Other Than For Cause, the Executive shall promptly be paid all accrued salary, bonus compensation to the

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extent earned, commissions, vested stock options, any benefits under any plans of the Corporation in which the Executive is a participant to the full extent of the Executive's rights under such plans, and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination. In addition, the Executive shall be paid severance pay equal to the sum of: (i) one (1) times the Executive's total compensation from the Company during the twelve (12) months preceding the termination (or, if Executive has worked for the Corporation for less than twelve (12) months, the annualized amount of the total compensation paid to Executive during his employment with the Corporation), and (ii) one times the Executive's base annual salary in effect at the time of such termination. Such severance pay shall be paid over the twelve (12) months following the Executive's termination of employment, less required withholding, in accordance with the Corporation's usual payroll practices. The Executive shall not be paid any other compensation or reimbursement of any kind. No severance payments shall be made unless and until Executive executes a release of past, present and future claims against the Corporation, its officers, directors, employees and agents in a form acceptable to the Corporation.

        3.4 Termination by Reason of Disability. If the Executive, in the
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reasonable judgment of the Corporation's board of directors, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues, or is reasonably certain to continue, for a period of more than ninety (90) consecutive days (a "Disability"), the Corporation shall have the right to terminate the Executive's employment hereunder by written notice to the Executive and payment to the Executive of all accrued salary, bonus compensation to the extent earned, commissions and vested stock options, any benefits under any plans of the Corporation in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits, which shall continue in accordance with the requirements of COBRA or other comparable laws governing health care continuation coverage, but the Executive shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

        3.5 Death. In the event of the Executive's death, the Executive's
            -----
employment shall be deemed to have terminated as of the last day of the calendar month during which his death occurs, and the Corporation shall promptly pay to his estate all accrued salary, bonus compensation to the extent earned, commissions and vested stock options, any benefits under any plans of the Corporation in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination, but the Executive's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

        3.6 Voluntary Termination. In the event of a Voluntary Termination, the
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Corporation shall promptly pay to the Executive all accrued salary, bonus compensation to the extent earned, commissions and vested stock options, any benefits under any plans of the Corporation in which the Executive is a participant to the full extent of the Executive's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Executive in

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connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

        3.7 Termination Other Than For Cause Following a Change in Control. In
            --------------------------------------------------------------
the event of a Termination Other Than For Cause that occurs within two (2) years following a Change in Control, the Executive shall immediately be paid all accrued salary, bonus compensation to the extent earned, commissions and vested stock options, any benefits under any plans of the Corporation in which the Executive is a participant to the full extent of the Executive's rights under such plans (including accelerated vesting of awards granted to the Executive under the Corporation's Stock Option Plan), accrued vacation pay and any appropriate business expenses incurred by the Executive in connection with his duties hereunder, all to the date of termination. In addition, the Executive shall receive within ninety (90) days after termination a lump sum payment equal to equal to the sum of: (i) one (1) times the Executive's total compensation (which for all purposes hereunder shall include salary and commission) from the Company over the twelve (12) months preceding the termination (or, if Executive has worked for the Corporation for less than twelve (12) months, the annualized amount of the total compensation paid to Executive during his employment with the Corporation), and (ii) one times the Executive's base annual salary in effect at the time of such termination. In addition, the Executive shall continue to enjoy benefits under any plans of the Corporation in which the Executive was a participant to the full extent of the Executive's rights under such plans during his employment, including any perquisites provided under this Agreement, for one (1) year after termination; provided, however, that the benefits under any such plans of the Corporation in which the Executive is a participant, including any such perquisites, shall cease upon re-employment by a new employer; provided further, that no benefits shall be provided to the extent such benefits cannot be obtained under the applicable insurance policy or benefit program covering active employees. Finally, the Executive's stock option granted pursuant to Section 4.3.2 and 4.3.4 shall vest in full. The Executive shall not be paid any other compensation or reimbursement of any kind. Severance shall not be paid, benefits shall not continue, and stock options shall not vest as provided in this Section 3.7 unless and until Executive executes a release of past, present and future claims against the Corporation, its officers, directors, employees and agents in a form acceptable to the Corporation.

        3.8 Notice of Termination. The Corporation may effect a termination of
            ---------------------
Executive's employment pursuant to the applicable provisions of this Section 3 upon giving sixty (60) days' written notice to the Executive of such termination. The Executive may effect a termination of his employment under this Agreement pursuant to the applicable provisions of this Section 3 upon giving sixty (60) days' written notice to the Corporation of such termination.

4.  TOTAL COMPENSATION
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        4.1 Base Salary. As payment for the services to be rendered by the
            -----------
Executive, the Corporation shall pay to the Executive a "Base Salary" beginning on the Effective Date at the rate of $135,000.00 per annum, payable in accordance with the Corporation's standard payroll practices. Base Salary shall increase to $175,000 per annum 90 days after the effective start date. The Base Salary shall be reviewed annually by the Compensation Committee of the Corporation's board of directors which, beginning on the effective date in the year 2000, may increase (but not decrease) the Base Salary at their sole discretion.

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        4.2 Additional Benefits. During the term of this Agreement, the
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Executive shall be entitled to the following fringe benefits:

        4.2.1 Executive Benefits. The Executive shall be eligible to participate
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in such of the Corporation's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Corporation, including, without limitation, the Corporation's Stock Option Plan, profit sharing plans, annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, financial planning, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of the Corporation, the Executive's employment with the Corporation will be deemed to have commenced on the Effective Date.

        4.2.2 Vacation. The Executive shall be entitled to four (4) weeks of
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paid vacation during each year during the Term to be taken at the convenience of the corporation.

        4.2.3 Automobile Allowance. For the Term, the Corporation shall provide
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the Executive with an automobile allowance of $750.00 per month.

        4.2.4 Reimbursement for Expenses. The Corporation shall reimburse the
              --------------------------
Executive for reasonable and properly documented out-of-pocket business expenses incurred by the Executive in connection with his duties under this Agreement.

        4.3 Stock Options. The Corporation shall provide the Executive with the
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following options (collectively, "Stock Options") to acquire shares of the
Corporation's Class A Common Stock ("Shares"):

        4.3.1 On the Effective Date, Stock Options to purchase 25,000 Shares at a price of $3.50 per Share, exercisable (as subject to SEC rules and restrictions imposed upon the officers and major shareholders of the Corporation) at any time during the ten (10) year period commencing on the Effective Date. All 25,000 Shares will vest upon start date; and

        4.3.2 On the Effective Date, Stock Options to purchase 75,870 Shares at a price of $3.50 per Share, exercisable (as subject to SEC rules and restrictions imposed upon the officers and major shareholders of the Corporation) at any time during the ten (10) year period commencing on vesting of such Stock Options, as follows: (i) Stock Options on 37,935 Shares shall vest one (1) year after the Effective Date, and (ii) Stock Options on 37,935 shall vest two (2) years after the Effective Date. No vesting shall occur under this
Section 4.3.2 on or after the termination of Executive's employment; provided that the Stock Options granted pursuant to this Section 4.3.2 shall vest in full in the event of a Termination Other Than For Cause that occurs within two (2) years following a Change in Control, as provided in Section 3.7, or upon a termination of Employee's employment with the Corporation due to Employee's death or Disability; and

        4.3.3 On the Effective Date, Stock Options to purchase 65,000 Shares at a price of $3.50 per Share, which shall vest at the end of each of the Corporation's fiscal years (excluding fiscal year 2001 and subsequent fiscal years) as to a number of Shares equal to (i) thirty (30), multiplied by (ii) an amount (not less than zero) equal to Gross Revenue from contracted subscription sales attributed to the Executive as defined in Exhibit A, divided by $870.00.

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        4.3.4 On the Effective Date, Stock Options to purchase 65,000 shares at a price of $3.50 per share, under the following schedule and exercisable during such periods of time and satisfaction of such achievements by the Executive and Corporation's chief executive officer and chief operating officer may reasonably and mutually determine: 19,500 shares on December 31, 1999, 19,500 shares on December 31, 2000, and 26,000 shares on December 31, 2001. The number of Shares and price per Shares in every Stock Option issued or to be issued hereunder shall automatically be adjusted for all stock splits, split-ups, stock dividends, reorganizations, and similar transaction of the Corporation.

        4.3.5 Payment Obligations. The Corporation's obligation to pay the
              -------------------
Executive the compensation and to make the arrangements provided herein shall be unconditional, and the Executive shall have no obligation whatsoever to mitigate damages hereunder.

5.  CONFIDENTIALITY/COMPETITION.
    ---------------------------

        5.1 Confidentiality. The Executive agrees to execute and abide by the
            ---------------
Corporation's standard form of Confidentiality and Assignment Agreement in the form attached as Exhibit B, which includes a nonsolicitation provision hereby incorporated by reference.

        5.2 Noncompetition. Executive shall not, during the term of this Agreement and for one year thereafter, do any of the following:

        (a) Accept employment with, or be engaged as a consultant by (whether with or without compensation and whether on a part-time or full-time basis), or serve as an officer, director or partner of, or own more than one percent (1%) of the outstanding stock or other equity securities of, any corporation, partnership, limited liability company or other entity (collectively "another company") that directly or through a subsidiary or joint venture competes at such time directly or indirectly with the Corporation (a "Competitor").

        (b) Divert or attempt to divert, directly or indirectly, any business of the Corporation;

        (c) Serve as a director, officer or employee of any company or other entity that hires an employee of the Corporation or any person who was so employed by the Corporation within three (3) months of being hired by such company or other entity;

        (d) Materially breach his confidentiality and assignment of invention obligations under the Executive's Confidentiality and Assignment Agreement, or materially breach any provision of this Agreement;

        (e) Initiate, file, finance, participate as a named plaintiff in or materially aide any action or other proceeding against the Corporation or any of its officers, directors or employees or agents (including any class action or derivative action) based upon any claims, liens, demands, causes of action, obligations, damages or liabilities;

        (f) Initiate, file, finance, participate in or materially aid any proxy fight or tender offer initiated against the Corporation; or

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        (g) Induce, or attempt to induce, any customers of the Corporation not to purchase products from the Corporation.

        5.3 Consquences of Breach. In addition to all other remedies available
            ---------------------
to the Corporation under this Agreement, in the event the Executive breaches any obligation under Section 5.1 or 5.2 of the Agreement, the Corporation shall have no further obligation to pay Executive any amounts otherwise due under this Agreement, and Executive shall refund to the Corporation any Severance Pay or amounts paid upon a Termination Other Than For Cause that he may have received under this Agreement.

6.  GENERAL PROVISIONS
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        6.1 Waivers. Neither Executive or the Corporation shall be deemed to
            -------
waive any of its rights, powers or remedies hereunder unless such waiver is in writing and signed by said Party. No delay or omission by either Executive or the Corporation in exercising any of said rights, powers or remedies shall operate as a waiver thereof. Nor shall a waiver of any breach of the covenants, conditions or agreements binding on the other Party on one occasion be construed as a waiver or consent to such breach on any future occasion or a waiver of any other covenant, condition, or agreement herein contained.

        6.2 Arbitration . Executive and the Corporation agree that any and all
            -----------
disputes arising out of or related to Executive's employment, shall be resolved by binding arbitration, except where the law specifically forbids the use of arbitration as a final and binding remedy, or where Section (g) below allows a different remedy. The following dispute resolution procedure shall apply:

        (a) The complainant shall provide the other Party with a written statement of the claim identifying any supporting witnesses or documents and the requested relief.

        (b) The respondent shall furnish a statement of the relief, if any, that it is willing to provide, and identify supporting witnesses or documents. If the matter is not resolved, the Parties shall submit the matter to nonbinding mediation, paid for by the Corporation, before a mediator jointly selected by both Parties.

        (c) If the matter is not resolved through mediation, the Parties agree that the dispute shall be resolved by binding arbitration. If the Parties are unable to jointly select an arbitrator, they will obtain a list from the Federal Mediation and Conciliation Service and select an arbitrator by striking names from that list.

        (d) The arbitrator shall have the authority to determine whether the conduct complained of in Section (a) violates complainant's rights and, if so, to grant any relief authorized by law, subject to the exclusions of Section (g) below. The arbitrator shall not have the authority to modify, change or refuse to enforce the terms of any employment agreement between the Parties, or any lawful Corporation policy or benefit plan.

        (e) The Corporation shall bear the costs of the arbitration if Executive prevails. If the Corporation prevails, Executive will pay half the cost of the arbitration or $500, whichever is

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less. Each Party shall pay its own attorneys fees, unless the arbitrator orders otherwise pursuant to applicable law.

        (f) Arbitration shall be the exclusive final remedy for any dispute between the Parties, such as disputes involving claims for discrimination or harassment (such as claims under the Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, or the Age Discrimination in Employment Act), wrongful termination, breach of contract, breach of public policy, physical or mental harm or distress or any other disputes, and the Parties agree that no dispute shall go to arbitration where the complainant has not complied with steps (a) and (b) above.

        (g) The Parties agree that the arbitration award shall be enforceable in any court having jurisdiction, so long as the arbitrator's findings of fact are supported by substantial evidence on the whole and there are not errors of law; however, either Party may bring an action for injunctive relief, in a court of competent jurisdiction regarding matters involving the Corporation's confidential, proprietary or trade secret information, or regarding inventions that you may claim to have developed prior to or after joining the Corporation ("Disputes Related to Inventions"). The Parties further agree that for Disputes Related to Inventions which the Parties have elected to submit to arbitration, each Party retains the right to seek preliminary injunctive relief in court in order to preserve the status quo or prevent irreparable injury before the matter can be heard in arbitration.

        6.3 Assignment. Neither Party may assign any portion of this Agreement,
            ----------
voluntarily or involuntarily, including without limitation by operation of law or by merger in which such Party does not survive. Any attempt to do so shall be null and void. No person or entity not a Party hereto shall have any interest herein or be deemed a third party beneficiary hereof, and nothing contained herein shall be construed to create any rights enforceable by any other person or third party.

        6.4 Partnership. Nothing herein contained shall be construed as
            -----------
creating a partnership or joint venture by or between the Parties.

        6.5 Binding Agreement . This Agreement shall be binding upon and inure
            -----------------
to the benefit of, and is enforceable by, the Parties and their respective legatees, distributees, legal representatives, successors and permitted assigns.

        6.6 Severability . Any provision of this Agreement held or determined by
            ------------
a court (or other legal authority) of competent jurisdiction to be illegal, invalid, or unenforceable in any jurisdiction shall be deemed separate, distinct and independent, and shall be ineffective to the extent of such holding or determination without (i) invalidating the remaining provisions of this Agreement in that jurisdiction or (ii) affecting the legality, validity or enforceability of such provision in any other jurisdiction.

        6.7 Time of Essence . Time is of the essence of this Agreement.
            ---------------

        6.8 Headings . Captions and paragraph headings used in this Agreement
            --------
are for convenience only and shall not be used to interpret any provision hereof.

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        6.9 Entire Agreement. This Agreement constitutes the entire agreement
            ----------------
and understanding of the Parties with respect to the subject matter hereof, and is intended as the Parties' final expression and complete and exclusive statement of the terms thereof, superseding all prior or contemporaneous agreements, representations, promises and understandings, whether written or oral.

        6.10 Notices . Any notice required or permitted to be given hereunder
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shall be (a) in writing, (b) effective on the first business day following the date of receipt, and (c) delivered by one of the following means: (i) by personal delivery; (ii) by prepaid, overnight package delivery or courier service; or (iii) by the United States Postal Service, first class, certified mail, return receipt requested, postage prepaid. All notices given under this Agreement shall be addressed to the addresses stated at the end of this Agreement, or to new or additional addresses as the Parties may be advised in writing.

        6.11 Remedies Cumulative. Unless stated otherwise, all remedies provided
             -------------------
for in this Agreement shall be cumulative, nonexclusive and in addition to, but not in lieu of, any other remedies available to either Party at law, in equity, or otherwise.

        6.12 Governing Law. This Agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of Nevada.

        6.13 Counterparts. This Agreement may be executed in multiple
             ------------
counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        PURCHASE PRO, INTERNATIONAL INC.
                                        ("CORPORATION")

ADDRESS:

  3291 N. Buffalo Dr.                   BY:  /s/ CHRIS CARTON
---------------------------                 -----------------------------

  Las Vegas, NV 89129                   ITS:  President
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ADDRESS:

 /s/ JEFF NEPPL
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                                                      JEFF NEPPL
---------------------------                          ("EXECUTIVE")

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